SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K 12g3/A

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                           Date of Report July 18, 2006


                            TONGA CAPITAL CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   COLORADO                 000-50619                       84-1069035
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)

3027 Marina Bay Dr., Suite 105, League City, TX 77573
- ---------------------------------------------------
(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (281) 334-5161
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement

     a) In May 2006, the Company entered into a Plan and Agreement of Reorganization with Momentum Biofuels, Inc. The parties to that agreement have entered into an Amendment to the Plan and Agreement of Reorganization. The Company, under the amended agreement is issuing 39,275,000 million shares (instead of 38,000,000 shares) for the transaction and has retired 15,274,600 shares in consideration for a Promissory Note for $400,000 issued by the Company as part of the transaction.

     b) In June 2006, the Company received $500,000 in initial bridge financing. This is a cash loan due on demand, bearing interest at 10.75% per annum, $250,000 of which is convertible into common stock at upon private placement pricing terms with Registration Rights attached. The Company also issued 100,000 warrants to purchase shares upon private placement pricing terms exercisable for 10 years.


Item 1.02 Termination of a Material Definitive Agreement

        None

Item 1.03 Bankruptcy or Receivership

        None


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company entered into a Plan and Agreement of Reorganization on May 31, 2006, whereby it has acquired 100% of Momentum Biofuels, Inc. as a wholly owned subsidiary. It has completed the acquisition of Momentum Biofuels, Inc. Tonga Capital Corp. intends to change its name to Momentum Biofuels, Inc. after a shareholder meeting. The new updated business plan of Tonga Capital Corp. is as follows:

Momentum Biofuels, Inc. is a Texas corporation, which will operate as a wholly owned subsidiary, whose business purpose is to manufacture high quality biodiesel fuel for sale to local distributors, jobbers, and state and local government fleets. Biodiesel is a domestic, renewable fuel for use in diesel engines that is derived from vegetable oils, such as soybean or mustard seed oil, and can be blended with petroleum-based diesel fuel for use in existing diesel engines. Such blends are typically 2%, 5% or 20% biodiesel with the balance being petroleum diesel and are identified as B-2, B-5 and B-20, respectively.

The principals of Momentum Biofuels, Inc. have been involved in the development of processes for the production of biodiesel from "yellow grease" (grease trap grease) and RBD soy oil (refined, bleached and deodorized) for over four years. Most recent involvement has included the production and sale of biodiesel on a continuous basis for over a year. Momentum intends to use the latest of the processes to produce more than 20,000,000 gallons of biodiesel per year.

The Business of Momentum Biofuels, Inc. (Momentum)

Momentum is located in League City, Texas and the biodiesel production facility is located in the city of La Porte, near Houston, Texas. The manufacturing facility will have some office space, which will serve as plant office and lab. All accounting, feed stock logistics, order processing, regulatory compliance a marketing operations for Momentum will be handled at the Company's executive offices. Momentum projects that its plant will have the capacity to produce B-100 at the rate of more than 1,645,000 gallons per month (approximately 20,000,000 gallons per year).

Momentum recognizes that much of the existing demand for biodiesel is a result of the need of certain entities to comply with the requirements of the Energy Policy Act of 1992 (and amendments thereto) and clean air regulations promulgated by the EPA. Although Momentum does not foresee any changes to these rules and regulations or threats to their continued existence, Momentum can make no assurance that these rules and regulations will continue to remain in effect throughout the lifetime of the Company. The biodiesel industry is subject to significant federal, state and local government regulation, including those relating to the certification of manufacturing and product, taxes on fuel, transportation, emissions, environmental, and building and zoning requirements.

After stable operations of the LaPorte plant have been established, Momentum plans to select another location and repeat the development process. This will be continued until production capacity has reached 100,000,000 gallons per year by Momentum. Additionally, Momentum plans to establish a parallel practice to offer consulting to other plant developers. These consulting services would include plant design, plant construction, staff training and, in some cases, plant operations. These services would be offered for a combination of fees and a minimum of 10% ownership in the developed plant. All costs associated with the development would be the responsibilities of the developers. It is anticipated that these "consulting plants" would, at some point, be available for acquisition by Momentum on some basis.

The Product

Biodiesel contains no petroleum, but can be used in any concentration with petroleum-based diesel fuel in existing diesel engines with no major modification. Biodiesel is produced by a simple refining process called transesterification which removes glycerin from the vegetable oil or animal fat. The process leaves two products--methyl esters (the chemical that is called biodiesel) and glycerin.

Used in conventional  engines,  pure biodiesel  (B-100) has been shown to reduce emissions of total unburned hydrocarbons by as much as 70%, total carbon monoxide and other particulate matter by almost 50%. Sulfur emissions are essentially eliminated altogether. The use of Biodiesel also significantly reduces health risks associated with petroleum diesel. The EPA has surveyed the large body of biodiesel emissions studies published over the past several years and averaged the Health Effects testing results. Their findings show biodiesel emissions exhibit dramatically decreased levels of polycyclic aromatic hydrocarbons (PAH) and nitrated polycyclic aromatic hydrocarbons (nPAH), which have been identified as potential cancer causing compounds. In the Health Effects testing PAH compounds were reduced by 75 to 85%. Targeted nPAH compounds were reduced by 90 to 99%. These reductions in the carcinogens are also realized in blends as low as B20 (a mixture of 20% biodiesel and 80% petroleum diesel. In May 2000, biodiesel became the only alternative fuel in the country that successfully completed the Tier I and Tier II Health Effects testing required under the Clean Air Act. These results clearly demonstrate the significant reductions in most currently regulated emissions that can be achieved by using biodiesel, as well as biodiesel's non-toxic effect on health.

Biodiesel has several advantages over traditional petroleum-based diesel other than the fact that it is cleaner burning. Biodiesel has an extremely high flash point, making it safer to transport than petroleum diesel because it takes a higher temperature to flame. Biodiesel is also easier on engines; increasing engine life with its usage as well as reducing the odor that petroleum-based diesel produces. Biodiesel delivers similar torque, horsepower, and miles-per-gallon as petroleum diesel with no need to make engine modification or changes in the fuel handling or delivery system.

Momentum is determined to manufacture a biodiesel product that combines low cost with the latest technology for those distributors who understand quality. Momentum intends to establish working relations and a lasting rapport with distributors interested in purchasing biodiesel. In addition to marketing to local distributors, Momentum intends to directly market its product to government fleets, including the metropolitan public transport fleets. The Energy Policy Act requires these fleets to earn alternative fuel vehicle ("AFV") credits, which can be accomplished by purchasing biodiesel.

Feedstock Supply

Momentum is dependent on suppliers of petroleum-based diesel and suppliers of soybean oil to make its product. Because biodiesel can be manufactured from the oil of most vegetables or animal fat, Momentum is not dependent on a single crop source in order to manufacture its biodiesel. Momentum believes this flexibility will insulate it from any price swings associated with the scarcity of any particular crop due to agricultural conditions. Additionally, competition for soybeans from other sources might provide competition for this material source. In the event of significant competition for raw materials, Momentum might have to reduce its production and thereby affect its overall profitability.

At the current time, the main ingredient used to produce biodiesel is soybean oil. Soybean oil is an international commodity for which a price is set on the international agricultural market. The price of soybean oil varies dramatically from month to month and year to year based on various complex factors at play on the world soybean oil market. Momentum has taken and intends to take reasonable and prudent measures to attempt to mitigate the effect on its production costs due to fluctuations in the price of soybean oil that it purchases to produce biodiesel. However, there is no guaranty that Momentum will be successful in controlling such costs. Adverse pricing in the world market may have an adverse affect on Momentum profitability or ability to continue as a going concern

Patents and Trademarks

Because the process for making biodiesel is well known, Momentum does not utilize patented equipment or processes in the production of its products. Momentum does intend to utilize a trademark and trade name in connection with the sale and marketing of its products. Momentum intends to monitor the use of its intellectual property and will evaluate from time to time if any of its intellectual property can be patented.

Regulations

Momentum's products are subject to meeting standards established in ASTM D6571 set forth by the American Society for Testing and Materials for biodiesel fuel. Momentum is also subject to federal, state and local regulations concerning the environment and occupational safety and health. Momentum and its principals have not experienced difficulty in complying with these regulations in the past, and Momentum does not believe that compliance will have a materially adverse effect on its business.

Employees

Momentum expects to employ approximately 16 persons on a full-time basis, of which approximately 8 will be engaged in manufacturing activities and 8 engaged in sales, administration, and support.

Legal Proceedings

Momentum is currently not a party to any litigation and is not aware of any threatened litigation that would have a material adverse effect on its business.

The Market

Momentum currently is positioned to sell biodiesel to distributors, jobbers, and local and governmental fleets located throughout Texas. Momentum, however, if demand dictates will consider opportunities to add additional product lines or vertically integrate.

Business and Marketing Strategy

Momentum's business strategy is to be a leading supplier of biodiesel for most markets using petroleum-based fuels by establishing plants in each such market. Such plants will be constructed from Momentum cash flows and in joint venture with others. Momentum intends to establish a consulting practice in addition to its biodiesel production and sales to provide support to other companies seeking to enter into the biodiesel industry. Such consultations would be engaged on a fee basis to include plant design, construction, staff training and, in some instances, plant operations. Any such consulting fee would include at least a 10% ownership interest in the proposed plant. Momentum plans to access the public funds market at an early date through its acquisition by Tonga Capital Corporation and intends to achieve a private placement of $6,000,000 for expansion and operating capital.

Momentum believes the following to be the keys to its success: marketing of biodiesel through the fossil fuel market, achieving economies of scale, quality control for manufacturing premium biodiesel, and establishing a rapport with all distributors and jobbers interested in alternative fuels.

Momentum does not intend to market to the end user of the biodiesel product. Instead, Momentum is interested in manufacturing large quantities of biodiesel for companies and government organizations for further distribution to the customer or end user.

However, Momentum does intend to employ a marketing strategy that involves direct contact with certain targeted groups of potential customers if demand dictates. These groups include: city transit, the military, bus fleets, fuel distributors, and state and local government fleets.

The Competition

Momentum believes that rivalry among existing manufacturers of biodiesel is virtually non-existent because demand far outstrips supply. Momentum also believes that buyers will tend to purchase and distribute biodiesel based on their location and available channels of distribution. Therefore, customers will buy from the supplier located closest to them, minimizing transportation costs. Momentum does not believe that the current competitors will have a material adverse affect on its profitability due to the existence of many metropolitan cities and fleets that are not targeted by existing competitors.

The biodiesel industry is relatively new, and a suitable customer base is not currently adequately defined. Customers may include municipalities, school districts, and military. However, given that the customer base may be narrow, it is possible that other producers of biodiesel fuel may provide significant competition for these markets. Though Momentum believes that it will be able to sell the product that it produces, there has been no clear market study done by Momentum to substantiate the fact that significant competition might not arise or that the market would not be sensitive to such competition.

Industry Overview

The market for biodiesel and alternative fuels is growing at a rapid pace due to continuing increases in petroleum prices, the availability of government subsidies, and federal regulations. In 2002, approximately 15 million gallons of biodiesel were produced in the United States. In 2003, the number increased to 25 million, and 75 million in 2004. The expected demand based on estimates from the National Biodiesel Board for 2006 is forecast to be between 100 and 125 million gallons. There are currently about 1,000 distributors and 200 biodiesel retail pumps in the United States, up from a handful two years ago. The National Biodiesel Board ("NBB") has estimated that the number of consumer biodiesel fueling stations rose nearly 50% last year to 200. Momentum believes that biodiesel will be further integrated into the existing petroleum-delivery infrastructure as more terminals begin to carry the product. Terminals currently carrying biodiesel are located in Texas, Kansas, Alabama, Georgia, Indiana, Minnesota, Wisconsin, and Iowa. The U.S. Department of Energy ("DOE") has identified biodiesel as the fastest growing segment of the alternative fuel market. The DOE has estimated that biodiesel sales could reach about $2 billion annually with government incentives, representing about 8% of conventional highway diesel fuel consumption. Based on current rates of petroleum consumption, the DOE also predicts that demand for petroleum products will outstrip supply around 2037. The need for the United States to reduce its dependence on petroleum provides unique opportunities for makers of alternative fuels, such as biodiesel. Momentum believes that it is in a unique position to exploit the growing demand for biodiesel.

The biodiesel industry remains in its infancy, with no single company possessing a dominant market position. Momentum also believes that the availability of raw products will not be impacted by this projected growth because there are numerous large companies that provide the feedstock necessary for Momentum to manufacture its product and the U. S. is a net exporter of soy oil. In addition, there are many satisfactory substitutes for feedstock, although some are more costly, that are just as abundant and readily available.

The biodiesel industry is part of the broader alternative fuel industry. Alternative fuel is any fuel that can be substituted for traditional gasoline or diesel fuels. Compressed natural gas, methanol, ethanol, propane, electricity, biodiesel, and hydrogen are all federally recognized alternative fuel sources. While there are vehicles that are currently designed to run on such alternative fuels, biodiesel has the advantage of working with unmodified diesel engines, eliminating modification costs that would ultimately be passed on to consumers.

Federal, state, and local governments that own fleets of diesel trucks continue to be a driver of demand for the biodiesel industry. It is estimated that federal fleets have increased usage of biodiesel fuel from approximately 500,000 gallons in 2000 to around 30 million gallons in 2004. According to the NBB, as of May 2004, there were more than 400 major fleets using biodiesel, including all branches of the United States military, Yellowstone National Park, NASA, several state departments of transportation, major public utility fleets, cities such as Berkeley, California, and more than 50 school districts.

The extent of biodiesel's penetration in these markets is largely a result of the requirements of the Energy Policy Act ("Act"). Passed in 1992, the Act requires federal, state, and some local fleets to phase in partial use of alternative fuel vehicles by 2006. Government vehicles can meet the requirements of the Act by using B-20 (B-20 is a mix of 20% biodiesel and 80% petroleum diesel) in their existing diesel engines. Because B-20 does not require fleets to purchase new equipment, it is the cheapest way to comply with the Act. A survey conducted on behalf of the NBB was presented to 53 fleets representing more than 50,000 diesel-powered vehicles and found that 91% of respondents were in favor of using biodiesel. Forty-five percent of fleets surveyed were currently using biodiesel, and among them, B-20 was the fuel of choice.

Momentum believes that new "clean diesel" rules requiring the marketing of only low sulfur promulgated by the Environmental Protection Agency ("EPA") also have the potential to increase demand for biodiesel fuels. Starting in mid-2006, the EPA will require diesel refiners to reduce nitrogen oxide emissions by removing up to 99% of the sulfur content in the fuel. Reducing sulfur in traditional diesel reduces the fuel's lubricity. Biodiesel produced from soybean oil, however, has no sulfur and serves as a good lubricator--providing a solution to refiners seeking compliance with the regulations. In May 2004, the EPA announced that these same rules would apply to diesel for "off-road" diesel vehicles, such as farm and construction equipment, starting in 2007. Industries affected by the change will include agriculture, construction and mining--all of which rely heavily on larger diesel machinery. Momentum believes that these regulations represent a strong opportunity for Momentum to increase sales and expand its customer base.

Regulatory Environment

Although biodiesel is competitive with petroleum diesel with the federal excise tax credit, to some extent, the future of biodiesel production and consumption is likely tied to public policy. Regulations that encourage or even force biodiesel consumption coupled with financial incentives tied to both production and blending will be key in determining the future of biodiesel in the near term. There are several policies either in place or under consideration at both the federal and state levels that will impact on the ability of biodiesel to enter the mainstream of fuel consumption. In 1992, Congress passed the Energy Policy Act (EPAct) intended to improve air quality by encouraging the use of cleaner burning fuels. In 1998, Congress approved use of B-20 as an EPAct compliance strategy for federal fleet vehicles. This has resulted in increased use of biodiesel in federal fleets.

The Renewable Fuel Standard that is part of the recently passed Energy Bill requires that some percentage of overall fuel consumption come from renewable fuels. Current estimates are that the combination of the EPAct and the Renewable Fuel Standard will result in a total biodiesel demand by 2016 of between 400 and 700 million gallons per year (Frazier Barnes and Associates).

The most direct support for biodiesel production to date has come from the Commodity Credit Corporation (CCC) of the USDA. The CCC subsidizes the purchase of feedstock used in biodiesel production based on the price of soybean oil (the payment for other feedstock is a function of the ratio of the feedstock's price to the price of soybean oil). This subsidy is scheduled to expire in the third quarter of 2006 and has not been considered in any of the Company's projections or business plans.

Risk Factors Associated with Momentum Biofuels, Inc.

Volatile Raw Material Prices

At the current time, the main ingredient proposed to be used to produce the Company's biodiesel is soybean oil. Soybean oil is an international commodity for which a price is set on the international agricultural market. The price of soybean oil varies dramatically from month to month and year to year based on various complex factors at play on the world soybean oil market. Momentum intends to take reasonable and prudent measures to attempt to mitigate the effect on its production costs due to fluctuations in the price of soybean oil that it purchases to produce biodiesel. However, there is no guaranty that the Momentum will be successful in controlling such costs. Adverse pricing in the World market may have an adverse affect on Momentum's profitability or ability to continue as a going concern. Competition for Customers

New Industry

The biodiesel industry is relatively new, and a suitable customer base is not currently well defined. Customers may include municipalities, school districts, military, federal fleets and retail. However, given that the customer base may be narrow, it is possible that other producers of biodiesel fuel may provide significant competition for these markets. Though Momentum believes that it will be able to sell the product that it produces, there has been no clear market study done by the Company to substantiate the fact that significant competition might not arise or that the market would not be sensitive to such competition.


Item 2.02 Results of Operations and Changes in Financial Condition

        The Company received $500,000 in loans in June 2006 which is providing operating capital to carry out the business plan of Momentum Biofuels, Inc., its subsidiary. It has commenced operations to implement the business plan in the biodiesel business.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     a) The Company has issued 2 Promissory Notes, each for $250,000 for bridge financing, and has received $500,000. The notes are due on demand.

     b) In conjunction with the Plan and Agreement of Reorganization, the Company has issued a Promissory Note for $400,000 at no interest payable in 90 days - which note effected the retirement to treasury of 15,274,600 shares of common stock.


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

        None

Item 2.05 Costs Associated with Exit or Disposal Activities

        None

Item 2.06 Material Impairments

        None

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        None

Item 3.02 Unregistered Sales of Equity Securities


     The Company has issued 39,275,000 shares of common stock pursuant to the Plan and Agreement of Reorganization to acquire 100% of Momentum Biofuels, Inc. The transaction is exempt from Registration under Sections 4(2) and 4(6) of the Securities Act of 1933.

The Company has issued a warrant to purchase 100,000 shares of common stock at pricing of a future private placement expiring ten years from the date of June 12, 2006, in conjunction with $500,000 in bridge financing.


Item 3.03 Material Modification to Rights of Security Holders

        None

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

        None.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        None.

Section 5 - Corporate Governance and Management

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

     Momentum, pursuant to the Amendment to the Plan and Agreement of Reorganization, issued 39,275,000 shares to shareholders of Momentum Biofuels, Inc. Concurrently, 15,274,600 shares have been retired to treasury from Ultimate Investments Corp. and other small shareholders.


As a result of internal arrangements by Momentum Biofuels, and the Plan and Agreement of Reorganization as amended, a change in control has been effected, and it is reflected in shares beneficially owned, post transaction, as follows:


Name                                                                          % Ownership
of Beneficial Owner                                               Shares      Post Transaction
-------------------                                               ------     -----------------


Momentum Employees and Consultants Trust (1)                     13,599,500         28.86%
Momentum Directors Trust                                            800,000          1.70%
Jerry Lee Bayles                                                    170,500          0.36%
Dan Meadows                                                         115,000          0.24%
Terry Goss                                                           57,500          0.12%
C. Lee Hamel                                                         57,500          0.12%
Charles T. Phillips                                              24,475,000            52%
Elizabeth Evans                                                           0             0

All directors and executive                                       24,475,000       55.845%
officers as a group (3 persons)

Note: Jeff Ploen, Director, beneficially owns J. Paul Consulting Corp. which holds 2,000,000 shares or 3.84% of total outstanding shares, which held prior to the Momentum transaction.

(1) Charles T. Phillips is trustee of this Trust, but has no ownership therein, and specially disclaims any ownership therein.

Each principal shareholder has sole investment power and sole voting power over the shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     a) As part of the Plan and Agreement of Reorganization certain management changes are being implemented. Elizabeth Evans is being appointed to the Board subject to Notice to Shareholders pursuant to Section 14f of the "34" Act. Ms. Evans appointment will be effective 10 days after mailing Notice to Shareholders on Form 14f-1.

     b) Jim C. Pyle has resigned as CFO of Tonga Capital Corp.

     c) Jeff Ploen has resigned as CEO, CFO and President New Management Team

     d) Charles T. Phillips was appointed President, CEO and Chairman of the Board of Directors.


Charles T. Phillips - Is the President and Chief Executive Officer, Chairman and a director to the Company.

     He has previously served as Chairman, President and Director of Systems Management Solutions, Inc., parent of SMS Envirofuels, Inc and Aspect Business Solutions, Inc., as well as an Advisory Director of SaFuels, Inc. both biodiesel producers.

     Mr. Phillips became interested in the biodiesel industry in 1998 as counsel to Texoga Industries, Inc. and was responsible for the organization of SaFuels, Inc. which began the operation of a pilot plant that year. In 2001, SaFuels, Inc. entered into a joint venture with Aegis Fuels Technologies, Inc., another client of Mr. Phillips and after the expenditure of several hundred thousand dollars in research and development, that company became SMS Envirofuels, Inc. and was acquired by Systems Management Solutions, Inc.

     Mr. Phillips has been involved in the legal as well as the business operations of several companies. During the 1970's, he was involved in the securities registration, marketing and operations of several oil and gas and real estate limited partnerships. During the 1980's, he was involved in several public companies, including as founding shareholder of Ensource, Inc. During the 1990's, Mr. Phillips was a founding director of International Well Control, Inc. and served as General Counsel to its successor, Boots & Coots International Well Control, Inc.

         Mr. Phillips is an attorney, licensed to practice in the State of Texas and admitted to practice before the United States District Courts for the Southern and Western Districts of Texas and before the United States Court of Appeals for the Fifth Circuit. He is also a member of the College of the State Bar of Texas. Mr. Phillips attended the University of Texas and the University of Texas School of Law, receiving his JD degree in 1966. Mr. Phillips was convicted of a felony in 1991 and declared bankruptcy in 1996 under Chapter 7.

     Mr. Jeff Ploen will remain as a director.

Elizabeth Evans will be appointed as a Director effective 10 days after mailing of Notice to Shareholders pursuant to Section 14f-1 of the Securities Exchange Act of 1934.



Elizabeth Evans, 48, is the President of a merger and acquisitions advisory firm, Stone Soup Capital, Inc., located in the upper Midwest since 2000. Her career includes 25 years of experience in corporate development and financial structuring in the financial services, entertainment and energy sectors. Prior to founding her company, Evans led the merger and acquisition activity for the Davis Companies in Los Angeles for seven years in the gaming and leisure sector, reporting directly to Marvin Davis while originating and structuring more than $1 billion in new business. Evans holds a B.A. with Honors from Bowdoin College and a Master's in Finance from the American Graduate School of International Management.



Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

        The Company has amended its bylaws to update them to a modern form. No shareholder rights have been changed or diminished thereby.



Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provi-sion of the Code of Ethics.

Item 5.06 Change in Shell Status

The Company has acquired Momentum Biofuels, Inc. as a wholly owned subsidiary in a Share Exchange. Momentum intends to enter into the business of biodiesel production subject to arranging financing. The Company is planning to attempt a private placement of $6,000,000 for capital to build and operate the plant.

Section 6 - [Reserved]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

        None

Section 8 - Other Events

Item 8.01 Other Events

Tonga Capital Corporation Announces Initial Financing for 20 Million Gallons Per Annum Biodiesel Plant DENVER, CO & LEAGUE CITY, TX -June 20, 2006--Tonga Capital Corporation. (OTCBB:TGPC), is pleased to announce that it has arranged the initial bridge financing for Momentum Biofuels, Inc., ("Momentum Biofuels"), a Texas-based company that is developing a business in the production, marketing, and distribution of alternative fuels, with an current emphasis on biodiesel fuel. As previously announced, Tonga Capital has entered into a definitive agreement to acquire 100% of the outstanding stock of privately-held Momentum Biofuels. The initial bridge financing has allowed Momentum Biofuels to remain on track to complete its state of the art production plant to produce 20 million gallons plus of biodiesel fuel per year, by permitting Momentum to order the necessary equipment and start the delivery lead times running. The technology used by Momentum permits its plants to be constructed for a cost of less than $0.25 per gallon of annual production, which is about 1/4 of the industry average for such plants. This low CAPEX will permit the company to achieve rapid cost recovery and a higher than average return on investment. Momentum Biofuels anticipates EBITDA for the 4th quarter of calendar and fiscal 2006 near $2 million, subject to continued financing, petro diesel number two distillate prices near current levels, ample supply of feed stock at today's current prices and availability of equipment. Momentum is capitalizing on its current low CAPEX for the construction of its plants to build five strategically located plants around the United States with a total production of B-100 of over 100,000,000 gallons per annum. Momentum plans on its second plant coming online no later than the third quarter of 2007. After completion of the first plant, Momentum plans to construct additional plants from cash flow.

"We now have confirmed delivery dates on the key components for the plant and are confident that Momentum will be in production at the beginning of the 4th quarter of this year," stated Charles Phillips president and CEO Momentum Biofuels. Mr. Phillips further said that, "We are currently considering an offtake agreement for 20,000,000 gallons of B-100 that would provide a profitable first year of production".
The recently announced execution of the Agreement and Plan of Reorganization between Tonga and Momentum will permit the Company to become a leader in the emerging Biodiesel business. Biodiesel is a clean burning, renewable fuel made from vegetable oils or animal fats. The triglycerides or fatty acids of vegetable oils or animal fats are converted in a relatively simple process into methyl esters, or biodiesel. This product is then generally blended with petroleum diesel to produce fuel for diesel engines that reduces polluting exhaust emissions. In fact, the biodiesel components of these blends:

o Produces 80% less carbon dioxide than petroleum diesel o Produces 100% less sulfur dioxide than petroleum diesel
o Produces up to 75% fewer particulate emissions (black smoke) than petroleum diesel o Has substantially higher lubricity than petroleum diesel o Is biodegradable and non-toxic

About Momentum Biofuels

Momentum Biofuels plans to produce and distribute biodiesel fuel through private fleets, federal and local government fleets, and the development of a network of wholesale outlets. The biodiesel industry is part of the broader alternative fuel industry. Alternative fuel is any fuel that can be substituted for traditional gasoline or diesel fuels. Compressed natural gas, methanol, ethanol, propane, electricity, biodiesel and hydrogen are all federally recognized alternative fuel sources. While there are vehicles that are currently designed to run on such alternative fuels, biodiesel has the advantage of working with unmodified diesel engines, eliminating modification costs that would ultimately be passed on to consumers. Momentum Biofuels will benefit from federal and local tax credits for producers of biodiesel fuel such as those outlined in the U.S. Energy Bill of 2005, Oklahoma House Bill No. 1398 and from other government subsidies for producers of biodiesel fuel. The Company is focused on capitalizing on the growing demand for alternative and renewable fuels in the domestic market. For more information go to the Company's website at www.momentumbiofuels.com. The Company's website is currently being updated and will finalize shortly. The company's public competitors include Earth Biofuels, Inc. (OTC BB: EBOF), Pacific Ethanol, Inc. (NASDAQ: PEIX), Xethanol Corporation (OTC BB: XTHN), Verasun Energy Corporation (NYSE: VSE), and Nova Oil Inc. (OTC
BB: NVAO). Momentum Biofuels feels that due to its low construction costs of its manufacturing plants, extensive industry experience and focus on private fleets, federal and local government fleets, and the development of a network of wholesale outlets, the Company has a competitive advantage over the fore mentioned companies in the Biodiesel industry.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning.
Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions.

Contact:

Investor Relations Contact:

Ed Wallick

530-877-1823

Corporate Contact:

Jeff Ploen, Tonga Capital Corporation

303-570-6093

Section 9 - Financial Statements and Exhibits

Pro Form Consolidated Financial Statements (amended)

Item 9.01 Financial Statements and Exhibits


    10.2 Amendment to Agreement and Plan of Reorganization
    10.3 Promissory Note - June 12, 2006 - $250,000
    10.4 Promissory Note - June 27, 2006 - $250,000
    10.5 Promissory Note - $400,000
    10.6 Loan Agreement
    10.7 Elevation Fund LLC, Purchase Warrant
     3.4 Amended & Restated Bylaws (previously filed)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2006                                  TONGA CAPITAL CORP.


                                                  By: /s/ Charles T. Phillips
                                                  ---------------------------
                                                  Charles T. Phillips, President